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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

5B Technologies Corporation
One Jericho Plaza
Jericho, New York 11753

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 12, 1999 included in 5B Technologies Corporation's (formerly Paramount Financial Corporation) Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP



March 20, 2000